Exhibit 5

[OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

May 24, 2012

Rite Aid Corporation

30 Hunter Lane

Camp Hill, Pennsylvania 17011

Re:                                         Rite Aid Corporation and the Subsidiary Guarantors

Listed on Schedules I & II Hereto

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the “Company”), in connection with the public offering of up to $902,000,000 aggregate principal amount of the Company’s 9.25% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) to exchange the Exchange Notes for a like principal amount of the Company’s issued and outstanding 9.25% Senior Notes due 2020 (the “Original Notes”), under the Indenture, dated as of February 27, 2012, as supplemental by a first supplemental indenture, dated as of May 15, 2012 (as so supplemental and amended through the date hereof, the “Indenture”), by and among the Company, the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), which provides for the guarantee of the Exchange Notes by certain subsidiaries of the Company (the “DE/NY Guarantors”) incorporated or formed pursuant to the laws of the State of Delaware or New York, and listed on Schedule I hereto (guarantees by the DE/NY Guarantors are referred to herein as the “DE/NY Guarantees”) and the guarantors listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, together with the DE/NY Guarantors, the “Subsidiary Guarantors”) to the extent set forth in the Indenture (guarantees by the Non-DE/NY Guarantors are referred to herein as the “Non-DE/NY Guarantees” and, together with the DE/NY Guarantees, the “Subsidiary Guarantees”), and as contemplated by the Exchange and Registration Rights Agreement, dated as of February 27, 2012 (the “February Registration Rights Agreement”), relating to the $481.0 million aggregate principal amount of Original Notes issued on February 27, 2012, and the Exchange and Registration Rights Agreement, dated as of May 15, 2012 (the “May Registration Rights Agreement” and together with the February Registration Rights Agreement, the “Registration Rights Agreements”), relating to the additional $421.0 million aggregate principal amount of Original Notes issued on May 15, 2012, each by and among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the Registration Statement on Form S-4 relating to the Exchange Notes and the Subsidiary Guarantees filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)                                  an executed copy of the February Registration Rights Agreement;

(iii)                               an executed copy of the May Registration Rights Agreement;

(iv)                              an executed copy of the Indenture, including the supplemental indenture thereto;

(v)                                 an executed copy of a certificate of Marc A. Strassler, Executive Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(vi)                              a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of April 30, 2012, and certified pursuant to the Secretary’s Certificate;

(vii)                           a copy of the By-laws of the Company, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(viii)                        a copy of the certificate of incorporation, certificate of formation, statement of partnership existence, articles of organization or other formation document, as applicable, of each of the DE/NY Guarantors, certified pursuant to the Secretary’s Certificate;

(ix)                                a copy of the by-laws, limited liability company agreement, operating agreement, partnership agreement or other governing document, as applicable, in each case as amended and in effect on the date hereof, of each of the DE/NY Guarantors, certified pursuant to the Secretary’s Certificate;

(x)                                   copies of certain resolutions of the Board of Directors of the Company, adopted on February 12, 2012, and certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on February 14, 2012 and May 3, 2012, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, certified pursuant to the Secretary’s Certificate;

(xi)                                the action by written consent of the Board of Directors, Managers, or Partners of each of the DE/NY Guarantors, dated February 13, 2012, relating to the Exchange Offer, the Indenture, the Subsidiary Guarantees and related matters, certified pursuant to the Secretary’s Certificate;

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(xii)                             the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; and

(xiii)                          the form of the Exchange Notes, included as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, and except as to Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties.  We have also assumed that each of the Company and the Subsidiary Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Subsidiary Guarantors, other than the DE/NY Guarantors, has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of Delaware and the State of New York in connection with the transactions contemplated by the Indenture, the Registration Rights Agreements, Exchange Notes and Subsidiary Guarantees to the extent a party thereto.  We have also assumed that the terms of the Exchange Notes and the Subsidiary Guarantees have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of the Indenture, the Subsidiary Guarantees and  Exchange Notes and the performance of their obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or the Subsidiary Guarantors or any of their  properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or as exhibits to the Company’s Annual Report on Form 10-K filed on April 24, 2012), (ii) any law, rule, or regulation to which the Company, the Subsidiary Guarantors or any of their properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law).  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements

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and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

We do not express any opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

(a)                                  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)                                 we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Exchange Notes or the Subsidiary Guarantees;

(c)                                  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes and the Subsidiary Guarantrees, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of the New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality;

(d)                                 we have assumed that the limited liability company agreement or limited partnership agreement, as applicable, of each DE/NY Guarantors that is a limited liability company or limited partnership is the only limited liability company agreement or partnership agreement, as applicable, as defined under the DLLCA or the DRULPA, as applicable, of such DE/NY Guarantor; and

(e)                                  in light of the decision in Official Comm. of Unsecured Creditors of Tousa, Inc. v. Citicorp N. Am., Inc. (In re Tousa, Inc.), 422 B.R. 783, 2009 Bankr. LEXIS 4355 (Bankr. S.D. Fla. 2009), we express no opinion as to the enforceability of the

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provisions contained in Section 1 of the Subsidiary Guarantees to the extent that such provisions limit the obligation of the Subsidiary Guarantors bound by such savings clause under such agreement or any right of contribution of any party with respect to such Guarantees.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Securities Act and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the respective Registration Rights Agreements and the Exchange Offer, the Exchange Notes and Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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SCHEDULE I

DE/NY SUBSIDIARY GUARANTORS

New York

Rite Aid of New York, Inc.

Rite Aid Rome Distribution Center, Inc.

Delaware

1515 West State Street Boise, Idaho, LLC

Ann & Government Streets- Mobile, Alabama, LLC

Central Avenue & Main Street-Petal, MS, LLC

Eagle Managed Care Corp.

Eckerd Corporation

Eighth and Water Streets-Urichsville, Ohio, LLC

Genovese Drug Stores, Inc.

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K&B, Incorporated

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Munson & Andrews, LLC

Name Rite, LLC

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC

PJC Dorchester Realty LLC

PJC East Lyme Realty LLC

PJC Haverhill Realty LLC

PJC Hermitage Realty LLC

PJC Hyde Park Realty LLC

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Mansfield Realty LLC

PJC New London Realty LLC

PJC Peterborough Realty LLC

PJC Providence Realty LLC

PJC Realty N.E. LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Rite Aid Drug Palace, Inc.

Schedule I-1

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid of Delaware, Inc.

Rite Aid Online Store, Inc.

Rite Aid Payroll Management, Inc.

Rite Aid Realty Corp.

Rite Aid Services, LLC

Rite Aid Specialty Pharmacy, LLC

Rite Aid Transport, Inc.

Rite Fund, Inc.

Rite Investments Corp.

Rx Choice, Inc.

Silver Springs Road-Baltimore, Maryland/One, LLC

Silver Springs Road-Baltimore, Maryland/Two, LLC

State & Fortification Streets-Jackson, Mississippi, LLC

State Street and Hill Road-Gerard, Ohio, LLC

The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug, Inc.

Tyler and Sanders Roads, Birmingham-Alabama, LLC

Schedule I-2

SCHEDULE II

NON-DE/NY

SUBSIDIARY GUARANTORS

112 Burleigh Avenue Norfolk, LLC
1740 Associates, LLC
3581 Carter Hill Road-Montgomery Corp.
4042 Warrensville Center Road-Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
764 South Broadway-Geneva, Ohio, LLC
Apex Drug Stores, Inc.
Broadview and Wallings-Broadview Heights Ohio, Inc.
EDC Drug Stores, Inc.
England Street-Asheland Corporation
Fairground, L.L.C.
GDF, Inc.
Gettysburg and Hoover-Dayton, Ohio, LLC
Harco, Inc.
K&B Alabama Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
Keystone Centers, Inc.
Lakehurst and Broadway Corporation
Maxi Green, Inc.
Mayfield & Chillicothe Roads-Chesterland, LLC
Northline & Dix-Toledo-Southgate, LLC
Patton Drive and Navy Boulevard Property Corporation
PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
PJC of Massachusetts, Inc.
PJC of Rhode Island, Inc.
PJC of Vermont, Inc.
PJC Realty MA, Inc.
Ram-Utica, Inc.
RDS Detroit, Inc.
READ’s Inc.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.

Schedule II-1

Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Seven Mile and Evergreen-Detroit, LLC
The Lane Drug Company
Thrifty Corporation
Thrifty PayLess, Inc.

Schedule II-2